Exhibit 10.7

PATENT ASSIGNMENT

Zynerba, Inc., with offices at 170 North Radnor Chester Road, Suite 350, Radnor, PA 19087 and its successors, assigns and legal representatives, the undersigned (“ASSIGNOR”), for good and valuable consideration, the receipt of which is hereby acknowledged, hereby assigns, sells and transfers to Audra Lynn Stinchcomb, a citizen of the United States of America, residing at 2002 Indian Head Rd, Ruxton, Maryland, hereinafter referred to as the ASSIGNEE, its entire right, title and interest for the United States and in all countries, in and to any and all inventions, discoveries and applications which are disclosed in United States Patent application entitled:

METHODS AND COMPOSITIONS FOR ENHANCING THE VIABILITY OF MICRONEEDLE PORES

filed with the U.S. Patent and Trademark Office on December 1, 2008 and assigned Serial No. 12/325,919, (claiming priority to U.S. Provisional Application No. 60,990,972, filed on November 29, 2007), including any utility applications claiming benefit thereof and any renewals, revivals, reissues, reexaminations, extensions, continuations and divisions of such utility applications and any substitute applications therefor; (2) the full and complete right to file patent applications in the name of the ASSIGNEE, its designee, or in the ASSIGNOR’S name at the ASSIGNEE, or its designee’s election, on the aforesaid inventions, discoveries and applications in all countries of the world; (3) the entire right, title and interest in and to any Letters Patent which may issue on said utility application or on any continuation or divisional applications thereof in the United States or in any country, and any renewals, revivals, reissues, reexaminations and extensions thereof, and any patents of confirmation, registration and importation of the same; and (4) the entire right, title and interest in all Convention and Treaty Rights of all kinds thereon, including without limitation all rights of priority in any country of the world, in and to the above inventions, discoveries and applications.

ASSIGNOR hereby authorizes and requests the competent authorities to grant and to issue any and all such Letters Patents in the United States and throughout the world to the ASSIGNEE of the entire right, title and interest therein, as fully and entirely as the same would have been held and enjoyed by ASSIGNOR had this assignment, sale and transfer not been made.

ASSIGNOR agrees, at any time, upon the request of the ASSIGNEE, to execute and to deliver to the ASSIGNEE any additional applications for patents for said inventions and discoveries, or any part or parts thereof, and any applications for patents of confirmation, registration and importation based on any Letters Patent issuing on said inventions, discoveries, or applications and divisions, continuations, renewals, revivals, reissues, reexaminations and extensions thereof.

ASSIGNOR further agrees at any time to execute and to deliver upon request of the ASSIGNEE such additional documents, if any, as are necessary or desirable to secure patent protection on said inventions, discoveries and applications throughout all countries of the world, and otherwise to do the necessary to give full effect to and to perfect the rights of the ASSIGNEE under this Assignment, including the execution, delivery and procurement of any and all further documents evidencing this assignment, transfer and sale as may be necessary or desirable.

ASSIGNOR hereby covenants that no assignment, sale, agreement or encumbrance has been or will be made or entered into which would conflict with this assignment.

ASSIGNOR further covenants that ASSIGNEE will, upon its request, be provided promptly with all pertinent facts and documents relating to said invention and said Letters Patent and legal equivalents as may be known and accessible to ASSIGNOR and will testify as to the same in any interference, litigation or proceeding related thereto and will promptly execute and deliver to ASSIGNEE or its legal representatives any and all papers, instruments or affidavits required to apply for, obtain, maintain, issue and enforce said application, said invention and said Letters Patent and said equivalents thereof which may be necessary or desirable to carry out the purposes thereof.

Date:	10/2/14	/s/ Philip Wagenheim
Signature of: Philip Wagenheim
President

State of New York

County of Nassau

On this 2 day of October, 2014, before me, the undersigned notary public, personally appeared Philip Wagenheim, proved to me through satisfactory evidence of identification, which was a                                  , to be the person whose name is signed on this document and who swore or affirmed to me that the contents o this document are truthful and accurate to the best of his/her knowledge and belief.

/s/ Amy Galanti
Notary Public

My commission expires	12/29/16

(stamped)
Amy Galanti
Notary Public New York
No. 01GA6000994
Qualified in Nassau County
Commission Exp 12/29/16